As filed with the Securities and Exchange Commission on September 8, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  August 31, 1999


                            PHARMACIA & UPJOHN, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       1- 11557                                           98-0155411
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(Commission File Number)                       (IRS Employer Identification No.)

95 Corporate Drive, Bridgewater, New Jersey                             08807
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (888) 768-5501
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




                                     Page 1

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ITEM 5.  OTHER EVENTS.

         The merger (the "Merger") of University Acquisition Corp., a wholly owned subsidiary of Pharmacia & Upjohn, Inc. (the "Company"), with and into SUGEN, Inc. ("SUGEN") was completed on August 31, 1999. As a result of the Merger, SUGEN has become a wholly owned subsidiary of the Company. In the Merger, each share of SUGEN common stock issued and outstanding prior to the consummation of the Merger (other than those shares owned by the Company or its subsidiaries or SUGEN or its subsidiaries) was converted into, and became exchangeable for the right to receive .6091 shares of common stock of the Company, together with the associated purchase rights. The Company will issue, in the aggregate, approximately 10.44 million shares of common stock of the Company in connection with the merger.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired

         Not Applicable.

(b)      Pro Forma Financial Information

         Not Applicable.

(c)      Exhibits
         99.1     Press Release dated August 31, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     PHARMACIA & UPJOHN, INC.



Dated:  September 8, 1999           By:  /s/ Don W. Schmitz
                                       -----------------------------------------
                                       Name:   Don W. Schmitz
                                       Title:  Vice President, Associate General
                                               Counsel and Corporate Secretary

                                INDEX TO EXHIBITS



       EXHIBIT NO.       EXHIBIT
       -----------       -------

          99.1           Press Release dated August 31, 1999